Exhibit 99.1

Pattern Energy Completes Acquisition of Armow Wind Power Facility
SAN FRANCISCO, Oct. 18, 2016 /CNW/ -- Pattern Energy Group Inc. (NASDAQ: PEGI) (TSX: PEG) ("Pattern Energy") today announced it has completed the acquisition of a 90 MW interest in the 179 MW Armow Wind power facility in Ontario, Canada from Pattern Energy Group LP ("Pattern Development"). Pattern Energy acquired the interest in Armow Wind for a total cash consideration of approximately US$133 million, representing a 9.5-10.5x multiple on the 5-year average annual cash available for distribution (CAFD)1 contribution from the project. The purchase price was funded from cash available and draws under the Company's revolving credit facility on October 17, 2016. Subsequent to the transaction, $308 million remains available under the revolving credit facility.
"The acquisition of Armow Wind is immediately accretive, providing us with increased cash flow and growing the portfolio to 2.6 GW of owned capacity," said Mike Garland, President and CEO of Pattern Energy. "With an identified ROFO list of 942 MW of wind and solar projects - and a right of first offer on Pattern Development's pipeline of 5,900 MW of development projects - we are confident in expanding our growth outlook to achieve our 5,000 MW target by the end of 2019."
Located in Kincardine, Ontario, Armow Wind consists of 91 Siemens 2.3 MW wind turbines and is jointly owned by Pattern Energy and Samsung Renewable Energy, Inc. The facility reached commercial operation in December 2015 and operates under a 20-year power purchase agreement with the Independent Electricity System Operator (IESO) in Ontario.
About Pattern Energy
Pattern Energy Group Inc. is an independent power company listed on The NASDAQ Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 18 wind power facilities, including one it has agreed to acquire, with a total owned interest of 2,644 MW in the United States, Canada and Chile that use proven, best-in-class technology. Pattern Energy's wind power facilities generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business. For more information, visit www.patternenergy.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. These forward-looking statements, including statements regarding the annual CAFD contribution of Armow Wind, portfolio growth based on the identified ROFO list, and ability to achieve its owned interest target by the end of 2019, represent Pattern Energy's expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Pattern Energy's control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Pattern Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Pattern Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Pattern Energy's annual report on Form 10-K and any quarterly reports on Form 10-Q. The risk factors and other factors noted therein could cause actual events or Pattern Energy's actual results to differ materially from those contained in any forward-looking statement.

(1) This forward looking measure of five-year average annual purchase price multiple of Cash Available for Distribution (CAFD) contribution from the Armow Wind Facility is a non-GAAP measure that cannot be reconciled to net cash provided by operating activities as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward-looking changes in working capital balances which are added to earnings to arrive at cash provided by operations and subtracted therefrom to arrive at CAFD. A description of the adjustments to determine CAFD can be found on page 67 of Pattern Energy's 2015 Annual Report on Form 10-K.
Contacts:

Media Relations Matt Dallas 917-363-1333 matt.dallas@patternenergy.com	Investor Relations Sarah Webster 415-283-4076 sarah.webster@patternenergy.com